                                                                      EXHIBIT 21

                        SUBSIDIARIES OF CEPHALON, INC.

                                              Jurisdiction         Percentage
              Name                            Incorporation        Ownership
              ----                            -------------        ---------
Cephalon Development Corporation..............  Delaware               100%
Cephalon Investments, Inc.....................  Delaware               100%
Cephalon Technology, Inc......................  Delaware               100%
Cephalon International Holdings, Inc..........  Delaware               100%
Cephalon Property Management, Inc.............  Delaware               100%

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